UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 24, 2010

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.  Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On August 24, 2010, Evergreen Energy Inc. (the “Company”) entered an agreement with a certain existing noteholders to exchange $3,140,000 in aggregate principal amount and accrued interest of the Company’s outstanding  8.00% convertible secured notes due 2012, CUSIP No. 30024BAA2, of the Company, for an aggregate of 981,250 shares of the Company’s common stock, par value $.001 per share per share.  The exchange is pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).  The shares will be issued without a without restrictive trading legend pursuant to Rule 144 under the Securities Act.

The exchange agreement contains customary representations and warranties, and conditions to be met prior to the Closing.  If the Closing does not occur by the fifth (5th) trading date after August 24, 2010, because of a breach of the conditions to the Closing, then the non-breaching party has the option to terminate the Agreement without liability.  The Agreement does not contain an indemnification provision.

The information in this report, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.	The following material is filed as an exhibit to this Current Report on Form 8-K:

	Exhibit 99.1	Press Release dated August 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: August 25, 2010	By: /s/Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer